UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-15661	36-0724340
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

One North Arlington, 1500 West Shure Drive, Suite 500
Arlington Heights, IL 60004-7803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 394-8730

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 5, 2008, AMCOL International Corporation (the “Company”) issued a press release announcing that it has executed a definitive agreement to acquire the majority ownership interest in a chrome mine located in the Republic of South Africa (“RSA”). The agreement is subject to various conditions, including approval by the shareholders of the seller, Chrome Corporation Limited, a publicly listed company on the Australian Stock Exchange, and by RSA regulators. Upon the closing of this transaction, the Company will hold 74% of the ownership interest in the chrome mine and Aka Capital, a Black Economic Empowerment Enterprise, will hold the remaining 26% of the ownership interest. Separately, AMCOL is in discussions with another RSA-based firm to co-invest in the chrome mine, processing operations and downstream marketing. AMCOL anticipates it will retain control of the business.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	AMCOL International Corporation Press Release dated March 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: March 5, 2008	By:	/s/ Gary L. Castagna
Gary L. Castagna Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	AMCOL International Corporation Press Release dated March 5, 2008